July 28, 1999


Ronald A. Abelmann
Wind River Systems, Inc.
500 Wind River Way
Alameda, California 94501

RE:  RETIREMENT AND CONSULTING AGREEMENT

Dear Ron:

This letter sets forth the substance of the retirement and consulting agreement (the "Agreement") that WIND RIVER SYSTEMS, INC. (the "Company") is offering to you to aid in your employment transition.

     1. RESIGNATION. As of July 29, 1999 (the "Resignation Date"), you are resigning as an employee and officer of the Company, and from all positions you may hold with the Company and any affiliated entities, except as a director of the Company.

     2. BOARD OF DIRECTORS. At your discretion and subject to applicable law, you may remain as a director on the Company's Board of Directors (the "Board") through the Company's Annual Meeting in 2000. After the Company's Annual Meeting in 2000, your nomination for membership on the Board and your service as a director on the Board will be subject to the Board's discretion. You agree that you will receive no compensation, bonus, benefits, stock options, accelerated vesting, stock, or other equity rights in exchange for service on the Board after the Resignation Date; and you further agree that you will not be considered a non-employee director for purposes of any stock option grants or other compensation which may be provided to directors of the Company.

     3.   ACCRUED SALARY AND PAID TIME OFF.

          A. ACCRUED SALARY. On the Resignation Date, the Company will pay you all accrued salary, subject to standard payroll deductions and withholdings. You are entitled to this payment regardless of whether or not you sign this Agreement.

          B. BONUS, VACATION AND SABBATICALS. You agree to waive and relinquish any right you otherwise would have had to payments to you on the Resignation Date for accrued bonus, vacation and sabbaticals earned through the Resignation Date.

     4. CONSULTING. The Company agrees to retain you, and you agree to make yourself available and perform, as a consultant, under the terms specified below.

          A. CONSULTING PERIOD. The consulting relationship commences as of August 1, 1999 and continues through March 31, 2002 (the "Consulting Period").

          B. CONSULTING DUTIES. For purposes of this Agreement, "Consulting" refers to providing services to the Company in any area of your expertise, but Consulting will not include any services which are otherwise required in the discharge of your duties as a member of the Board. During the first three months of the Consulting Period, you agree to provide Consulting for up to ten (10) hours per month. For the remainder of the Consulting Period, you agree to provide Consulting for up to five (5) hours per month. You further agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing Consulting. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party during the Consulting Period unless authorized by the Company in writing to do so.

          C. CONSULTING FEES. During the Consulting Period, the Company will pay you fees totaling nine hundred sixty-eight thousand seven hundred fifty dollars ($968,750.00), on a monthly basis in the amount twenty-nine thousand three hundred fifty-six dollars and six cents ($29,356.06) per month ("Consulting Fees"), commencing on August 1, 1999. The Company will not deduct or withhold any amount from your Consulting Fees for taxes, social security, or other payroll deductions, but will instead issue you an IRS Form 1099 with respect to your Consulting Fees. You acknowledge that in performing Consulting services, you will be serving as an independent contractor, not a Company employee, and you will be entirely responsible for the payment of all employment taxes and any other taxes due and owing as a result of your Consulting Fees. You hereby indemnify the Company and hold it harmless from any liability for any taxes, penalties, and interest that may be assessed by any taxing authority with respect to the Consulting Fees, with the exception of the employer's share of social security, if any.

          D. NONCOMPETITION AND OTHER WORK ACTIVITIES. During the Consulting Period and for three (3) months thereafter, in order to protect the trade secrets and confidential and proprietary information of the Company, except on behalf of the Company, you will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which competes with the Company, anywhere in the world, in the business of embedded software (including, but not limited to, Microsoft Corporation and ISS); provided, however, that you may own, as a passive investor, securities of any competitor corporation, so long as your direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation. Except as provided in the preceding sentence, during the Consulting Period you may engage in employment, consulting or other work relationships or professional or non-professional activities in addition to providing Consulting to the Company. The Company agrees to make reasonable arrangements to enable you to perform Consulting at such times and in such manner so that it does not unreasonably interfere with other such activities in which you may engage.

     5.   STOCK OPTIONS.

          A. ACCELERATED VESTING. Subject to the approval of the Board, the vesting of all of your outstanding unvested stock options shall be accelerated such that they will be fully vested as of July 29, 1999, except for the unvested stock options under your September 8, 1997 Option Grant and your April 13, 1999 Option Grant.

          B. SEPTEMBER 8, 1997 OPTION GRANT. Subject to the approval of the Board, the vesting of your option under the September 8, 1997 Option Grant shall be accelerated such that ninety-seven thousand (97,000) shares shall be fully vested as of July 29, 1999, and the remainder of the September 8, 1997 Option Grant will be terminated.

          C. APRIL 13, 1999 OPTION GRANT. Subject to the approval of the Board, the vesting of your option under the April 13, 1999 Option Grant shall be accelerated such that seventy thousand (70,000) shares shall be fully vested as of July 29, 1999, and the remainder of the April 13, 1999 Option Grant will be terminated.

          D. EXERCISE DATE. You will have the right to exercise all vested options through the end of the three month period following the earlier of the termination of the Consulting Period or your material breach of this Agreement. All unexercised options will terminate after such three month period.

          E. TAX TREATMENT. You acknowledge that the Company is not making any representation regarding the tax treatment of any of your stock options and that you have been advised by the Company to seek independent tax advice on that matter.

     6. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. If you elect continued coverage under COBRA, the Company, as part of this Agreement, will pay your COBRA premiums for seventeen (17) months following the Resignation Date. The Company's obligation to make these payments will cease immediately if you become eligible for any other health insurance benefits at the expense of a new employer. You agree to immediately provide the Company written notice of the availability of health insurance if you accept new employment prior to December 31, 2000.

     7. LIFE INSURANCE POLICY. The Company will continue to make the remaining three (3) years of payments under your split dollar life insurance arrangement (the "Arrangement") (attached hereto as Exhibit A) until the five million dollar ($5,000,000) life insurance policy subject to such Arrangement (the "Policy") (attached hereto as Exhibit B) is fully paid. You agree that the Company will receive reimbursement of the aggregate of the premiums paid by the Company under the Policy pursuant to the Arrangement in the form of all dividends thereon or, to the extent necessary, proceeds of the Policy.

     8. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, bonuses, stock, stock options, accelerated vesting, other equity rights, severance or benefits after the Resignation Date, except insofar as you have vested rights in the Company's 401(k) retirement plan as of the Resignation Date.

     9. EXPENSE REIMBURSEMENTS. You agree that, within thirty (30) days of the Resignation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses incurred through the Resignation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. The Company will reimburse you for any documented expenses incurred with the Company's prior written authorization in performing Consulting.

     10. RETURN OF COMPANY PROPERTY. By the Resignation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, notebooks, memoranda, correspondence drawings, books and records, plans and forecasts, financial information, personnel information, sales and marketing information, research and development information, specifications, computer-recorded information, tangible property (including, but not limited to, computers, credit cards, entry cards, identification badges and keys); and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). It is notwithstanding the foregoing, we have agreed that you will keep your notebooks and copies of the WRS Annual Operating Plans for your own historical purposes and which will be kept as strictly confidential to you.

     11. PROPRIETARY INFORMATION OBLIGATIONS. Agree to maintain in confidence and not to use or disclose any confidential or proprietary information of the Company which you may obtain or develop during the Consulting Period, except as expressly authorized by the Company.

     12. NONSOLICITATION. You agree that for three (3) years following the Resignation Date, you will not directly or indirectly solicit, entice, induce, or encourage any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

     13. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; PROVIDED, HOWEVER, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

     14. NONDISPARAGEMENT. Both you and the Company agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

     15. RELEASE. In exchange for the payments and other consideration under this Agreement to which you would not otherwise be entitled and except as otherwise set forth in this Agreement, you hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Notwithstanding the release in this Section 15, you are not hereby releasing the Company from any obligation it may have to defend and indemnify you for any claims or liabilities arising from activities within the course and scope of your service as an officer or director of the Company.

     16. ADEA WAIVER. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you, provided that the Company has also executed this Agreement by that date ("Effective Date").

     17. RELEASE BY THE COMPANY. Except as otherwise set forth in this Agreement, the Company hereby releases, acquits and forever discharges you and your agents, attorneys, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of actions, costs, expenses, attorneys fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date the Company executes this Agreement, relating to any act or omission by you within the course and scope of your employment with the Company.

     18. SECTION 1542 WAIVER. In granting the releases herein, you and the Company acknowledge that each has read and understands California Civil Code section 1542: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." You and the Company expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected claims contained in this Agreement.

     19. ARBITRATION. To ensure rapid and economical resolution of any and all disputes that may arise in connection with this Agreement, you and the Company agree that any and all disputes, claims, causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, with the sole exception of those disputes that may arise from your Proprietary Information and Inventions Agreement, will be resolved by final and binding confidential arbitration held in San Francisco, California and conducted by Judicial Arbitration & Mediation Services/Endispute ("JAMS"), under its then-existing Rules and Procedures. Nothing in this paragraph is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

     20. MISCELLANEOUS. This Agreement, including all exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a written agreement signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and return the original to me.

I wish you the best in your future endeavors.

Sincerely,

WIND RIVER SYSTEMS, INC.


By:   \s\ Richard W. Kraber
      -----------------------------------------------------
      Richard W. Kraber
      Vice President of Finance and Chief Financial Officer

AGREED:


\s\ Ronald A. Abelmann
-----------------------------------------------------
Ronald A. Abelmann

Exhibit A - Split Dollar Life Insurance Arrangement
Exhibit B - Life Insurance Policy

                                    EXHIBIT A


                     SPLIT DOLLAR LIFE INSURANCE ARRANGEMENT

     EXECUTIVE LIFE INSURANCE PLAN FOR RON ABELMANN - JOINT LIFE EQUIVALENT
                                JOHN HANCOCK LIFE
                      ROLLOUT FROM POLICY VALUES AT YEAR 16
             INSURANCE VALUES BASED ON A GROSS EARNINGS RATE OF 10 %


                                                                           WINDRIVER SYSTEMS
                  ---------------   ------------------------------------------------------------------------------------------------

                      -1-                -2-               -3-           -4-            -5-                -6-             -7-
                                                                       After-tax
Policy                Total              Net          Cumulative        Cost of       Corporate          Corporate      Corporate
Year      Age        Annual           Corporate        Corporate         US38         Net Cash           Net Death      Charge to
                     Premium           Premium          Premium          Bonus          Value             Benefit        Earnings
                  ---------------   -----------------------------------------------------------------------------------------------
                                   Col. 1 - US38      Cumulative       Col. 8 *40%     Lesser of          Col. 3  Col. 5[t] - Col. 5
                                   less rollouts       of Col. 2                    Col. 3 or Col. 12                 [t-1] - Col. 2

1998       60         $187,553            $185,687       $185,687       $1,119           $150,081         $185,688          (35,606)
1999       61          187,553             185,350        371,037        1,322            338,878          371,038            3,446
2000       62          187,553             184,950        555,987        1,562            526,168          555,988            2,340
2001       63          187,553             184,478        740,466        1,845            737,814          740,466           27,168
2002       64          187,553             183,914        924,380        2,183            924,380          924,380            2,652
2003       65                0              (4,300)       920,079        2,580            920,079          920,080                0
2004       66                0              (5,091)       914,988        3,055            914,988          914,988                0
2005       67                0              (6,025)       908,963        3,615            908,963          908,963                0
2006       68                0              (7,131)       901,832        4,279            901,832          901,832                0
2007       69                0              (8,446)       893,386        5,068            893,386          893,386                0

    Subtotals         $937,765            $893,386       $893,386      $26,627           $893,386         $893,386               $0

2008       70               $0             ($9,998)      $883,388       $5,999           $883,388         $883,388               $0
2009       71                0             (11,837)       871,551        7,102            871,551          871,551                0
2010       72                0             (14,012)       857,539        8,407            857,539          857,539                0
2011       73                0             (16,586)       840,953        9,951            840,953          840,953                0
2012       74                0             (19,631)       821,322       11,778            821,322          821,323                0
2013       75                0            (821,322)             0            0                  0                0                0
2014       76                0                   0              0            0                  0                0                0
2015       77                0                   0              0            0                  0                0                0
2016       78                0                   0              0            0                  0                0                0
2017       79                0                   0              0            0                  0                0                0

    Subtotals         $937,765                  $0             $0      $69,866                 $0               $0               $0

2018       80               $0                  $0             $0           $0                 $0               $0               $0
2019       81                0                   0              0            0                  0                0                0
2020       82                0                   0              0            0                  0                0                0
2021       83                0                   0              0            0                  0                0                0
2022       84                0                   0              0            0                  0                0                0
2023       85                0                   0              0            0                  0                0                0
2024       86                0                   0              0            0                  0                0                0
2025       87                0                   0              0            0                  0                0                0
2026       88                0                   0              0            0                  0                0                0
2027       89                0                   0              0            0                  0                0                0

     Totals           $937,765                  $0             $0      $69,866                 $0               $0               $0
                  -------------   --------------------------------------------------------------------------------------------------


                                                                                                            TOTAL INSURANCE
                                     EXECUTIVE                                                                  BENEFIT
               -------------------------------------------------------------------------------------  --------------------------

                     -8-              -9-              -10-              -11-             -12-            -13-          -14-
                  Bonus from                                                          IRR on Exec.
Year      Age      Company          Tax on                                            Contribution       Total         Total
                     US38           "US 38"          Net Cash         Net Death        to Trust's         Cash         Death
                     Cost            Bonus             Value           Benefit       Death Benefit       Value        Benefit
               -------------------------------------------------------------------------------------  ---------------------------
                           based on a 40 %   Col. 12- Col. 5  Col. 13 - Col.5    IRR Col. 7 to    Col. 5 + Col.10  Col. 6 + Col. 11
                           tax bracket                                                 Col. 9

1998       60    $1,866            $746                  $0        $5,000,000        669927.97%         $150,081        $5,185,688
1999       61     2,203             881                   0         5,000,000          8026.69%          338,878         5,371,038
2000       62     2,603           1,041                   0         5,000,000          1744.26%          526,168         5,555,988
2001       63     3,075           1,230                   0         5,000,000           772.51%          737,814         5,740,466
2002       64     3,639           1,456              41,283         5,000,000           455.24%          965,663         5,924,380
2003       65     4,300           1,720             119,079         5,000,000           310.35%        1,039,158         5,920,080
2004       66     5,091           2,037             201,061         5,000,000           230.52%        1,116,049         5,914,988
2005       67     6,025           2,410             291,827         5,000,000           181.00%        1,200,790         5,908,963
2006       68     7,131           2,852             392,141         5,000,000           147.69%        1,293,972         5,901,832
2007       69     8,446           3,378             502,829         5,000,000           123.93%        1,396,215         5,893,386

    Subtotals   $44,379         $17,752            $502,829        $5,000,000           123.93%       $1,396,215        $5,893,386

2008       70    $9,998          $3,999            $624,999        $5,000,000           106.22%       $1,508,387        $5,883,388
2009       71    11,837           4,735             758,728         5,000,000            92.54%        1,630,279         5,871,551
2010       72    14,012           5,605             905,023         5,000,000            81.69%        1,762,562         5,857,539
2011       73    16,586           6,634           1,064,855         5,000,000            72.88%        1,905,808         5,840,953
2012       74    19,631           7,852           1,239,339         5,000,000            65.59%        2,060,661         5,821,323
2013       75         0               0           1,335,187         5,000,000            59.50%        1,335,187         5,000,000
2014       76         0               0           1,437,369         5,000,000            54.33%        1,437,369         5,000,000
2015       77         0               0           1,545,686         5,000,000            49.88%        1,545,686         5,000,000
2016       78         0               0           1,659,765         5,000,000            46.03%        1,659,765         5,000,000
2017       79         0               0           1,778,993         5,000,000            42.67%        1,778,993         5,000,000

    Subtotals  $116,443         $46,577          $1,778,993        $5,000,000            42.67%       $1,778,993        $5,000,000

2018       80        $0              $0          $1,903,394        $5,000,000            39.71%        1,903,394        $5,000,000
2019       81         0               0           2,032,508         5,000,000            37.10%        2,032,508         5,000,000
2020       82         0               0           2,165,668         5,000,000            34.77%        2,165,668         5,000,000
2021       83         0               0           2,302,127         5,000,000            32.69%        2,302,127         5,000,000
2022       84         0               0           2,439,946         5,000,000            30.82%        2,439,946         5,000,000
2023       85         0               0           2,578,379         5,000,000            29.13%        2,578,379         5,000,000
2024       86         0               0           2,716,716         5,000,000            27.60%        2,716,716         5,000,000
2025       87         0               0           2,854,633         5,000,000            26.22%        2,854,633         5,000,000
2026       88         0               0           2,989,322         5,000,000            24.95%        2,989,322         5,000,000
2027       89         0               0           3,119,372         5,000,000            23.79%        3,119,372         5,000,000

     Totals    $116,443         $46,577          $3,119,372        $5,000,000            23.79%       $3,119,372        $5,000,000

               -------------------------------------------------------------------------------------  ---------------------------
Insurance values are not valid without complete ledger illustration and prospectuses.
Insurance values are based on an annual average gross earnings rate of 10 %. This is a hypothetical projection, not a guarantee of future performance.
Insurance values are based on current insurance company mortality charges, expenses, and taxes.   ---------------------------------
Investment returns and insurance values are based on projections and are not guaranteed.              Registered Representatives
Insurance values are based on a male age 60, and a female                                             Mutual Service Corporation
  age 57; both non-smokers in good health.                                                            Member NASD & SIPC
The annual economic benefit is calculated using the lesser of the insurance company's            ----------------------------------
  published one-year term rates or the IRS' US 38 rates.                                                 08-Apr-98
Sitzmann, Morris and Lavis does not provide legal or accounting advice. Please consult your legal and accounting advisors in these areas.

                            SITZMANN, MORRIS, & LAVIS

                                    EXHIBIT B


                              LIFE INSURANCE POLICY

 JOHN HANCOCK   Variable Life Insurance Company     John Hancock Place
                                                    Boston, Massachusetts 02117


     INSUREDS   RONALD A ABELMANN                  SUM INSURED $5,185,688
                JERYL C ABELMANN                   AT ISSUE

POLICY NUMBER   20 023 859                         DATE OF ISSUE MARCH 3, 1998

DEATH BENEFIT   OPTION A   (see Section 4)

         PLAN   FLEXIBLE PREMIUM VARIABLE SURVIVORSHIP LIFE INSURANCE


                          JOINT VARIABLE LIFE INSURANCE

The John Hancock Variable Life Insurance Company agrees, subject to the conditions and provisions of this policy, to pay the Death Benefit to the Beneficiary upon the death of the Surviving Insured if such death occurs while the policy is in full force, and to provide the other benefits, rights, and privileges of the policy. The Death Benefit (see Section 4) will be payable, subject to the 'Deferral of Determinations and Payments' provision, on receipt at the Home Office of the Company of due proof of the Surviving Insured's death. Also, due proof of the death of the first Insured to die must be given to us when such death occurs.

The Death Benefit of this policy will increase or decrease based on the experience of the Separate Accounts. The Death Benefit may be guaranteed, if the Guaranteed Minimum Death Benefit feature is elected and if premiums are paid as described in Section 6.

The policy, which includes any Riders which are a part of the policy on delivery, is issued in consideration of the application and the payment of the Minimum Initial Premium shown on Page 4.

The Policy Specifications on pages 3 and 4 and the conditions and provisions on this and the following pages are part of the policy.
Signed for the Company at Boston, Massachusetts.

\s\ Henry D. Shaw                                             \s\ Jason Morgan
President                                                          Secretary


Variable Survivorship Policy
Flexible Premiums
Death Benefit payable at death of Surviving Insured
Not eligible for dividends
Schedule of benefits and premiums and the premium class are shown on page 3

To the extent any benefit, payment, or value under this policy (including the Account Value) is based on the investment experience of a Separate Account, such benefit, payment, or value may increase or decrease in accordance with the investment experience of the Separate Account and is not guaranteed as to fixed dollar amount. However, this policy may provide a Guaranteed Minimum Death Benefit, if such option is elected at issue and if premiums are paid as described in Section 6.

Right to Cancel - The Owner may surrender this policy by delivering or mailing it to the Company at Boston, Massachusetts (or to the agent or agency office through which it was delivered) within 45 days after the date of Part A of the application, or within 10 days after receipt by the Owner of the policy, or within 10 days after mailing by the Company of the Notice of Withdrawal Right, whichever is latest. Immediately on such delivery or mailing, the policy shall be deemed void from the beginning. Any premium paid on it will be refunded.

     1. POLICY SPECIFICATIONS

 Names of Insureds        RONALD A ABELMANN             JERYL C ABELMANN

      Age at Issue               60                            58

               Sex                M                             F

     Premium Class        Standard Nonsmoker            Standard Nonsmoker


Owner, Beneficiary   As designated in the application subject to Section 18 of
                          the policy.



     Policy Number   20 023 859                  Plan   Flexible Premium
                                                        Variable Survivorship
                                                        Life

     Date of Issue   March 3, 1998  Total Sum Insured   $5,000,000 Basic Sum
                                             at Issue   Insured plus
                                                        $185,688 Additional
                                                        Sum Insured




     Death Benefit   Option A          State of Issue   CA
            Option   (See Section 4)

Other Benefits and   None Selected
           Riders






                       Special Services
                       ----------------
          Policy Loan Minimum Loan Amount: $1,000; (See Section 10) Partial Withdrawals Minimum Withdrawal Amount: $1,000
     of Account Value  Withdrawal charge: $20. (See Section 11)




Subaccount Allocation  Until changed in accordance with Section 14. Net
                       Premiums and all other credits will be allocated among the Variable Account and the Fixed Account as shown in the application for this policy.

2. TABLE OF RATES


A. Table of Guaranteed Maximum Policy Charges

                             Deductions from Premium Payments
                             --------------------------------
           Sales Charge

          Policy Year 1      30% of Target Premium, 3.5% of Excess Premium

       Policy Years 2-5      15% of Target Premium, 3.5% of Excess Premium

      Policy Years 6-10      10% of Target Premium, 3.5% of Excess Premium

      Policy Year 11-20      4% of Target Premium, 3% of Excess Premium

    Policy Years 21 and      3% of Target and Excess Premium
             thereafter

 Federal DAC Tax Charge      1.25% of Target and Excess Premium

Rate Premium Tax Charge      2.35% of Target and Excess Premium

     Premium Processing      1.2441973% of Target and Excess Premium
                 Charge


                             Deductions from Account Value
                             -----------------------------
     Administrative Charge   $10.00 per month for all Policy Years plus
                             $.03 per $1,000 of Total Sum Insured at Issue per
                             month for all Policy Years.

        Guaranteed Minimum   $.03 per $1,000 of Basic Sum Insured at Issue per
      Death Benefit Charge   month, beginning in the 11th Policy Year.

Policy Split Option Charge   $.03 per $1,000 of Total Sum Insured at Issue per
                             month until the policy anniversary nearest the
                             older insured's 80th birthday.

              Issue Charge   $55.55 per month for first 5 Policy Years plus
                             $.02 per month per $1,000 of Total Sum Insured
                             at Issue for first 3 Policy Years.

                             Deductions from Separate Account
                             --------------------------------
Mortality and Expense Risk   .60% of Account Value, deducted daily for all
                    Charge   Policy Years

B. Table of Current and Guaranteed Cost of Insurance Rates

                 Guaranteed Rates              Current Rates                          Guaranteed Rates          Current Rates
Year                per $1,000                  per $1,000            Year               per $1,000              per $1,000
----                ----------                  ----------            ----               ----------              ----------
   1                $    0.008                  $    0.008              22               $      4.152            $    0.938
   2                     0.026                       0.026              23                      4.818                 1.176
   3                     0.048                       0.048              24                      5.580                 1.471
   4                     0.075                       0.075              25                      6.447                 1.864
   5                     0.110                       0.110              26                      7.424                 2.330

   6                     0.153                       0.153              27                      8.492                 2.876
   7                     0.206                       0.204              28                      9.645                 3.501
   8                     0.271                       0.188              29                     10.862                 4.311
   9                     0.349                       0.173              30                     12.146                 5.270
  10                     0.441                       0.159              31                     13.486                 6.348

  11                     0.548                       0.156              32                     14.897                 7.583
  12                     0.679                       0.160              33                     16.383                 8.853
  13                     0.824                       0:169              34                     17.975                10.072
  14                     1.006                       0.185              35                     19.756                11.288
  15                     1.227                       0.209              36                     21.856                12.539

  16                     1.492                       0.245              37                     24.543                13.753
  17                     1.806                       0.295              38                     28.327                14.983
  18                     2.170                       0.366              39                     34.031                16.226
  19                     2.584                       0.463              40                     42.583                17.481
  20                     3.048                       0.594              41                     54.565                33.425

  21                     3.567                       0.747              42                     83.197                18.857

3. DEFINITIONS

The term "age" means age on the nearest birthday.

The term "Annual Processing Date" means every 12th Processing Date starting with the Processing Date next after the Date of Issue.

The term "Excess Premium" means that portion of the total Premiums received during any Policy Year that exceeds the Target Premium.

The term "Fixed Account" means an account established by us which accumulates at rates which we will determine and declare from time to time, but which will not be less than 4%. The assets of a Fixed Account are invested in a segment of our General Account.

The term "Fund" means a series type mutual fund registered under the Investment Company Act of 1940 as an open-end diversified management investment company.

The term "in full force" means that the policy has not lapsed in accordance with Section 7.

The term "indebtedness" means the unpaid balance of a policy loan. As provided in Section 10, the policy loan amount includes accrued interest.

The term "Minimum Initial Premium" means the amount shown on Page 4.

The term "Net Premium" is defined in Section 5.

The term "payment" means, unless otherwise stated, payment at our Home Office in Boston, Massachusetts.

The term "Planned Premium" means the amount that the Owner intends to pay, as indicated on the application.

The term "Policy Year" means (a) or (b) below whichever is applicable:

(a) The first Policy Year is the period beginning on the Date of Issue and ending on the Valuation Date immediately preceding the first Annual Processing Date;

(b) Each subsequent Policy Year is the period beginning on an Annual Processing Date and ending on the Valuation Date immediately preceding the next Annual Processing Date.

The term "Portfolio" means each division of a Fund which has a specific investment objective.

The term "Premium", unmodified, is defined in Section 5.

The term "Processing Date" means the first day of a policy month which immediately follows a Valuation Date. The Date of Issue is not a Processing Date.

The term "Separate Account", unmodified, means a separate investment account, established by us pursuant to applicable law, in which you are eligible to invest under this policy.

The term "Subaccount" means a Variable Account or a Fixed Account.

The term "Surviving Insured" means the Insured who is living upon the death of the other Insured. If both Insureds die simultaneously, then the term "Surviving Insured" shall mean the younger of the two Insureds.

The term "Target Premium" means the amount shown on Page 4.

The term "Valuation Date" means any date on which we are open for business, the New York Stock Exchange is open for trading, and on which the Fund values its shares.

The term "Valuation Period" means the period of time from the beginning of the day following a Valuation Date to the end of the next following Valuation Date.

The term "Variable Account" means each division of a Separate Account which has a specific investment objective. The assets of each Variable Account are invested solely in shares of the corresponding Portfolio of a Fund.

The terms "we", "us" and "our" refer only to the John Hancock Variable Life Insurance Company.

The term "written notice" means, unless otherwise stated, a written notice filed at our Home Office in Boston, Massachusetts.

The terms "you" and "your" refer only to the Owner(s) of this policy.

4. DEATH BENEFIT

The Death Benefit is payable when the Surviving Insured dies while the policy is in full force. This Death Benefit will equal the death benefit of the policy minus any indebtedness on the date of death. If the Surviving Insured dies during a grace period we will also deduct any unpaid monthly charges under Section 9.

6. GUARANTEED MINIMUM DEATH BENEFIT PREMIUM TARGET

If the Guaranteed Minimum Death Benefit feature has been elected, it will so indicate on the Policy Specification Page. The Guaranteed Minimum Death Benefit Premium Target equals the sum of all Guaranteed Minimum Death Benefit Premiums shown on page 4 from the Date of Issue up to the date the Guaranteed Minimum Death Benefit Premium Target is being measured, with each such premium accumulated from its due date at an annual effective interest rate of 4%. In order to maintain the Guaranteed Minimum Death Benefit, the Cumulative Premium Balance defined below must exceed the Guaranteed Minimum Death Premium Target on each Annual Processing Date.

The Cumulative Premium Balance is the amount equal to the sum of all Premiums paid less the sum of all withdrawals as described in Section 11, each accumulated at an annual effective interest rate of 4%. Such interest will be calculated from the date the Premium was credited or the date the withdrawal was made up to the date the Cumulative Premium Balance is being measured.

7. GRACE PERIOD

A. If the Guaranteed Minimum Death Benefit feature has been elected:

On each Processing Date, we will compare the Cumulative Premium Balance at the end of the immediately preceding Valuation Date to the Guaranteed Minimum Death Benefit Premium Target on that Valuation Date. If, on any such Processing Date, the Cumulative Premium Balance is less than the Guaranteed Minimum Death Benefit Premium Target, the Guaranteed Minimum Death Benefit will be deemed to be in default as of such Processing Date.

The amount by which the Guaranteed Minimum Death Benefit Premium Target exceeds the Cumulative Premium Balance is the "GMDB shortfall." Any GMDB shortfall may be paid within a grace period of 61 days after the date of default. We will send notice to your last known address at least 31 days before the end of the grace period specifying the minimum payment that you must make to continue the Guaranteed Minimum Death Benefit in force beyond the end of the grace period.

If a payment at least equal to the GMDB shortfall is received before the end of the grace period, the Guaranteed Minimum Death Benefit will remain in the policy. Any payment will be processed as of the date of receipt.

If a payment at least equal to the GMDB shortfall is not received by the end of the grace period, the Guaranteed Minimum Death Benefit feature will be removed from the policy. On the next Processing Date following the removal of the Guaranteed Minimum Death Benefit, and on each Processing Date thereafter, the policy will be tested as described in Subsection B.

If the policy contains Additional Sum Insured, in addition to the test described in Subsection A it will be tested under Subsection B, to ensure that the policy is funded at a sufficient level to support the Additional Sum Insured.

If the Surviving Insured dies during the grace period, we will deduct from the proceeds the GMDB shortfall.

B. If the Guaranteed Minimum Death Benefit feature has not been elected or has been removed or if the policy contains Additional Sum Insured:

If, on any Processing Date, the Account Value at the end of the immediately preceding Valuation Date is less than the total of all Section 9 charges for that Processing Date the policy will be deemed to be in default as of the Processing Date on which such determination is made. We will send a notice to your last known address specifying the minimum amount you must pay to cure the default (the "Default Payment"). The Default Payment will be equal to a payment which, after deduction of all Section 5 charges, yields a Net Premium equal to the total of all Section 9 charges for the date of default and the next two Processing Dates.

If a payment at least equal to the Default Payment is received before the end of a grace period of 61 days after the date the notice is mailed, the policy will then no longer be in default. Any payment received will be processed as a premium payment as of the date of receipt. When payment is received, any
Section 9 charges which are past due and unpaid will be deducted from the Account Value.

If a payment at least equal to the Default Payment is not received by the end of the grace period, then either (a) if the Guaranteed Minimum Death Benefit is in effect, any Additional Sum Insured will be removed from the policy, or
(b) if there is no Guaranteed Minimum Death Benefit in effect, the policy will lapse without value and will not be in full force.

No Rider provisions will be in effect after the policy ceases to be in full force.

10. LOANS

You may borrow money from us on receipt at our Home Office of a completed form satisfactory to us assigning the policy as the only security for the loan.

Loans may be made if a Loan Value is available. Each loan must be for at least $1000. We may defer loans as provided by the law or as provided in
Section 21. Loans may not be made if the policy is in a grace period.

The Loan Value while the policy is in full force will be 90% of the Account Value. The amount of loan available will be the Loan Value less any existing indebtedness.

Loan interest at a rate described in 'Variable Loan Interest Rate' provision below will accrue daily and will be payable on each Annual Processing Date and on the date the loan is settled. Accrued interest will be added to the loan daily and will bear interest from that date at the same rate.

A loan may be repaid in full or in part at any time before the Surviving Insured's death, and while the policy is in full force.

When excess indebtedness occurs, the policy will terminate at the end of the Valuation Period in which the 31st day after the Notice Date occurs if such excess has not been repaid by that date. "Excess indebtedness" is the amount, if any, by which indebtedness exceeds an amount equal to the Loan Value. "Notice Date" is the date on which notice of excess indebtedness is mailed to you and any assignee of record with us at the address last known to us.

When a loan is made, the amount of the loan will be added to Loan Assets. The amount of the loan will be removed from the Subaccounts in proportion to your policy investment in each Subaccount on the date such loan is made. Upon any loan repayment, the amount of the repayment will be allocated among the Subaccounts in accordance with the Subaccount Investment Rule in effect on the date of repayment.

VARIABLE LOAN INTEREST RATE

We will annually determine the Loan Interest Rate for this policy. Determination will be made in the calendar month immediately preceding the calendar month in which the policy anniversary occurs. This Rate will apply to all indebtedness outstanding during the policy year next following the date of determination. The rate will not exceed the higher of (a) the "Published Monthly Average" for the calendar month which is two months before the month in which the date of determination occurs; and (b) 5%.

The "Published Monthly Average" means Moody's Corporate Bond Yield Average - Monthly Average Corporates as published by Moody's Investors Service, Inc. or any successor thereto. If the "Published Monthly Average" is no longer published, we reserve the right to select a substitute that we deem appropriate, subject to applicable law, regulation, or other state requirement.

When a new rate is determined: (a) we may increase the previous rate if the increase would be at least 1/2%; and (b) we must reduce the previous rate if the decrease would be at least 1/2%. We will: (a) notify you of the initial Loan Interest Rate at the time a loan is made; and (b) notify you in advance of any increase in the Loan Interest Rate if there is outstanding indebtedness on the policy.

11. SURRENDERS AND WITHDRAWALS

We will determine and pay the Surrender Value of the policy if the Surviving Insured is then alive, subject to Section 21, and the policy will terminate, as of the end of the Valuation Period in which we receive at our Home Office
(i) written notice requesting surrender of the policy, and (ii) the surrendered policy.

While the policy is in full force, the Surrender Value will be an amount equal to the Account Value less any indebtedness. If the policy is surrendered before the end of the second Policy Year, then any excess Sales Load as defined in Rule 6e-3(t) of the Investment Company Act of 1940 will be returned to the Owner.

You may request a withdrawal of part or all of the Surrender Value in accordance with our rules then in effect. The amount of the withdrawal will be removed from the Subaccounts in proportion to your policy investment in each Subaccount on the date such loan is made. For each withdrawal we will make a charge to the Account Value of $20. Each withdrawal must be at least $1000. All amounts withdrawn will be subtracted from the Cumulative Premium Balance as described in Section 6, and will be reflected in Option A death benefit as described in Section 4.

14. ALLOCATION TO SUBACCOUNTS

On the Date of Issue and during the first 19 days after the Date of Issue, Net Premiums will be invested in the Money Market Subaccount. On the 20th day after the Date of Issue, we will reallocate the amount in the Money Market Subaccount in accordance with the Subaccount Investment Rule, as chosen by you and shown in the application for this policy. We will then allocate future Net Premiums and other credits among the Subaccounts in accordance with this Subaccount Investment Rule. You may elect to change the Subaccount Investment Rule at any time. A change will be effective at the end of the Valuation Period in which we receive notice satisfactory to us, however, fund transfers will not be made if the policy is in a grace period. We reserve the right to impose limits on the number and frequency of such changes. The minimum percentage that may be allocated to any Subaccount and the maximum number of Subaccounts in which assets may be held will be subject to our administrative rules in effect at the time of election. We will allocate any charges under Section 9 among the applicable Subaccounts in proportion to the value of your policy investment in each Subaccount on the date of the charge.

Variable Account Transfer Provision

You may elect to transfer assets held in the Variable Accounts without charge. We reserve the right to impose limits on the number and frequency of such transfers. A transfer will be effective at the end of the Valuation Period in which we receive notice satisfactory to us.

Fixed Account Transfer Provision

You may elect by notice satisfactory to us to transfer without charge part or all of the assets in a Fixed Account, in the manner described below. Except as provided in Section 15, such a transfer will be permitted only once during the period beginning 60 days before each policy anniversary and ending 30 days after such anniversary. If notice is served on or before the anniversary, the transfer will be effective at the end of the Valuation Period during which the anniversary falls. If notice is received after the anniversary, the transfer will be effective at the end of the Valuation Period in which we receive the notice. The maximum transfer amount is 20% of the Fixed Account Assets, or $500, if greater. We may defer the transfer for up to 6 months after your election would be effective.

15. INVESTMENT POLICY CHANGE

The investment policy of the Portfolios shall not be materially changed unless a statement of the change is filed with, and not disapproved by the Insurance Commissioner of Massachusetts. In the event of such a change in investment policy, and while this policy is in full force, you may elect a transfer in accordance with Section 14 within 60 days after (i) the effective date of the material change or (ii) the receipt of a notice of the available options, whichever is later. No charge will be made for any such transfer (regardless of the number of transfers previously made), which will be effective as of the end of the Valuation Period in which we receive the notice. If required, any statement of material change filed with the Insurance Commissioner of Massachusetts will be filed with the insurance supervisory officials of the jurisdiction in which this policy is delivered or issued for delivery.

16. ANNUAL REPORT TO OWNER

While the policy is in full force, we will furnish annually to the Owner a statement which shows:

(a) The Death Benefit, Guaranteed Minimum Death Benefit if elected, and Account Value as of the date of the report;

(b) Payments received and charges made since the last report;

(c) Withdrawals since the last report; and

(d) Loan information.

We will furnish other reports if required by law or regulation.

When at least one Insured is alive, you may change the Owner and Beneficiary by written notice. You may also revoke any change of Owner prior to its effective date by written notice. No change or revocation will take effect unless we acknowledge receipt of the notice. If such acknowledgment occurs, then (i) a change of Beneficiary will take effect on the date the notice is signed, and (ii) a change or a revocation of Owner will take effect as of the date specified in the notice, or if no such date is specified, on the date the notice is signed. A change or revocation will take effect whether or not you or either Insured is alive on the date we acknowledge receipt. A change or revocation will be subject to the rights of any assignee of record with us and subject to any payment made or other action taken by us before we acknowledge receipt.

19. INTEREST ON PROCEEDS

We will pay interest on proceeds paid in one sum in the event of the Surviving Insured's death from the date of death to the date of payment. The rate will be the same as declared for Option 1, Settlement Provisions.

20. TRANSFER OF ASSETS DURING FIRST 24 MONTHS

At any time during the first 24 months from the Date of Issue of this policy while this policy is in full force, you may elect to transfer all assets held in the Variable Account to the Fixed Account. No charge will be made for such transfer. Such transfer will be allowed regardless of any limits we have imposed on the number and/or frequency of fund transfers.

21. DEFERRAL OF DETERMINATIONS AND PAYMENTS

During any period when the New York Stock Exchange is closed for trading (except for normal holiday closings) or when the Securities and Exchange Commission has determined that a state of emergency exists which may make payment impractical, or the Commission by order permits postponement for the protection of our policyholders, we reserve the right to do the following:

         (1) To defer determination of the Account Value, and if such determination has been deferred, to defer:

              (a) determination of the values for a loan as of the end of the
                  Valuation Period in which we receive the loan application at our Home Office, and payment of the loan; and

              (b) payment or application of any Death Benefit in excess of the
                  Guaranteed Minimum Death Benefit, if elected.

         (2) To defer determination, application, processing, or payment of a Surrender Value or any other policy transaction dependent upon Account Value.

A deferral, as described above, will be applicable only if any portion of the Account Value is invested in a Variable Account.

Except as provided in this provision we will make payment of the Death Benefit, any Surrender Value, any withdrawal, or any loan amount within 7 days of the date it becomes payable.

22. CLAIMS OF CREDITORS

The proceeds and any income payments under the policy will be exempt from the claims of creditors to the extent permitted by law. These proceeds and payments may not be assigned or withdrawn before becoming payable without our agreement.

23. ASSIGNMENT

Your interest in this policy may be assigned without the consent of any revocable Beneficiary. Your interest, any interest of the Insureds and of any revocable Beneficiary shall be subject to the terms of the assignment.

We will not be on notice of any assignment unless it is in writing, nor will we be on notice until a duplicate of the original assignment has been received at our Home Office. We assume no responsibility for the validity or sufficiency of any assignment.

28. SETTLEMENT PROVISIONS

OPTIONAL METHODS OF SETTLEMENT

In place of a single payment, an amount of $1,000 or more payable under the policy as a benefit or as the Surrender Value, if any, may be left with us, under the terms of a supplementary agreement. The agreement will be issued when the proceeds are applied through the choice of any one of the options below. We shall at least annually declare the rate of interest or amount of payment for each option. Such declaration shall be effective until the date specified in the next declaration.

Option 1 - Interest Income at the declared rate but not less than 3.5% a year on proceeds held on deposit. The proceeds may be paid or withdrawn in whole or in part at any time as elected.

Option 2A - Income of a Specified Amount, with payments each year of at least 1/12th of the proceeds, until they are paid in full. We will credit interest on unpaid balances at the declared rate but not less than 3.5% a year.

Option 2B - Income for a Fixed Period with each payment as declared but not less than that shown in the Table for Option 2B.

Option 3 - Life Income with Payments for a Guaranteed Period, with each payment as declared but not less than that shown in the Table for Option 3. If the Payee dies within that period, we will pay the present value of those remaining payments. In determining present value, we will use the same interest rate used to determine the payments for this option.

Option 4 - Life Income without Refund at the death of the Payee of any part of the proceeds applied. The amount of each payment shall be as declared but not less than that shown in the Table for Option 4.

Option 5- Life Income with Cash Refund at the death of the Payee of the amount, if any, equal to the proceeds applied less the sum of all income payments made. The amount of each payment shall be as declared but not less than that shown in the Table for Option 5.

You may choose an option by sending written notice to us: (a) while either Insured is alive; and (b) before the proceeds become payable. If you have made no effective choice, the Payee may make one by written notice within:
(a) 6 months after the date of death of the Surviving Insured; or (b) 2 months after the date on which the proceeds, if any, are payable in any case except death.

No choice of an option may provide for income payments of less than $50.00. The first payment will be payable as of the date the proceeds are applied, except that under Option 1 it will be payable at the end of the first payment interval.

The Payee under an option shall be the Beneficiary or either of the Insureds.

No option may be chosen without our consent if the proceeds are payable: (1) in any case, except death, before the policy has been in force on the same plan for at least 5 years; or (2) in any case to an executor, administrator, trustee, corporation, partnership, association or assignee.

A Payee may, by written notice, name and change a Contingent Payee to receive any final amount that would otherwise be payable to the Payee's estate.

Options 3,4 and 5 are available only if the Payee's age is 40 or older.

        JOHN HANCOCK
  Financial Services





To cancel or surrender your life insurance policy you must provide written notice to us. The notice must contain at least all of the following:

     1)   An unequivocal request to cancel or surrender.

     2)   The policy number to be canceled or surrendered.

     3)   The insured's name on the policy to be canceled or surrendered.

     4) The policyowner's signature and, if required by the policy or by a legally binding document of which we have actual notice, the signature of a collateral assignee, irrevocable beneficiary, or other person having an interest in the policy through the legally binding document.

     5) Either the policy itself, or, in lieu of the policy, a statement that the policy itself has been lost or destroyed.